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                                                                     EXHIBIT 6.4

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         This Third Amendment to Credit Agreement ("Amendment") is entered into between Compass Bank, an Alabama state bank, (the "Lender") and Trek Resources, Inc., a Utah corporation, (the "Borrower") and is dated as of February 12, 2001. Terms defined in the Credit Agreement between the Lender and the Borrower, under its previous name, McGowen Resources Company, Inc., dated December 24, 1997, as amended (the "Credit Agreement"), are used herein as therein defined, unless otherwise defined herein or the context otherwise requires.

                                   RECITALS:

         WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement; and

         WHEREAS, certain of the amendments contained in this Amendment were effected by letters dated January 22, 2001, and February 12, 2001 (the "Letters") from the Lender to the Borrower and are restated herein; and

         WHEREAS, the Letters contain various waivers of Defaults and specify the engineering and facility fees due in connection with such Letters and this Amendment; and

         WHEREAS, the Lender is willing to amend the Credit Agreement under the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

         1. The following definitions are hereby added to Section 1.1 of the Credit Agreement as follows:

                  "Third Amendment to Credit Agreement" means the Third Amendment to Credit Agreement dated February 12, 2001, between the Lender and the Borrower.

         2. The definition of "Note" and "Revolving Credit Period" in Section
1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Note" means the Promissory Note of the Borrower (and any renewal or extension thereof) evidencing the obligations of Borrower to repay the Loans, substantially in the form attached to the Third Amendment to Credit Agreement, in title "Form of Promissory Note", with appropriate insertions, which note is in replacement and renewal of the Prior Note.

                  "Prior Note" means the promissory note of the Borrower dated December 24, 1997, in the amount of $10,000,000, issued to the Lender.

                  "Revolving Credit Period" means the period commencing on the Closing Date and ending June 1, 2003 (the "Revolving Credit Termination Date").


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         3. The Borrowing Base shall be $10,500,000 as of February 12, 2001, and the amount by which the Borrowing Base shall automatically be reduced on March
1, 2001, and on the first day of each month thereafter shall be $100,000 per month; until each is redetermined in accordance with the Credit Agreement. All principal outstanding under the Note shall be due and payable on the Revolving Credit Termination Date (or such earlier date as required by the Credit Agreement) together with all accrued, unpaid interest on the Note.

         4. Section 7.2(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(a)(i) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, copies of the balance sheet of the Borrower as of the end of such fiscal year, and copies of the related statements of operations or income, stockholders' equity or retained earnings, and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and audited by a firm of independent certified public accountants acceptable to the Lender;"

         5. Section 7.2(a)(iv) of the Credit Agreement, providing for the delivery of tax returns, is hereby deleted in its entirety.

         6. Section 7.15(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(b) Net Worth. The Borrower will not permit Tangible Net Worth to be less at any time than $1,100,000 plus 50% of positive Net Income for all fiscal periods ending subsequent to September 30, 2000, plus 100% of any Equity Infusions occurring subsequent to September 30, 2000.

                  "Net Income" means, for any period, the net income of the Borrower for such period, determined in accordance with GAAP.

                  "Tangible Net Worth" means, (a) total assets, as would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other Intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, goodwill and amounts due from officers, directors and shareholders of the Borrower minus (b) total liabilities, as would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP."

         7. The Borrower shall execute such amendments to mortgages and other security instruments as the Lender may from time to time reasonably request to amend the existing mortgages and other security instruments to reflect the terms of this Amendment.


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         8. The addresses of the Borrower and the Lender under Section 9.6 of the Credit Agreement are those specified on the signature page of this Amendment.

         9. Section 9.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 9.10. APPLICABLE LAW; VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT HAS BEEN NEGOTIATED, IS BEING EXECUTED AND DELIVERED, AND WILL BE PERFORMED IN WHOLE OR IN PART, IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT THE LAWS OF ANY JURISDICTION WHERE COLLATERAL IS LOCATED REQUIRE APPLICATION OF SUCH LAWS WITH RESPECT TO SUCH COLLATERAL.

                  (b) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN HOUSTON, HARRIS COUNTY, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN HOUSTON, HARRIS COUNTY, TEXAS.

                  (c) THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS


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SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT."

         10. Counterparts. For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

         11. Effect. Except as amended hereby, the Credit Agreement shall remain unchanged and in full force and effect.

         12. ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

         IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the date first above written.

                                               BORROWER:

                                               TREK RESOURCES, INC.
4925 Greenville Avenue, Suite 965
Dallas, Texas 75206
Telecopy: 214/373-6710                         By: /s/ MICHAEL E. MONTGOMERY
                                                   -------------------------
                                               Name:  Michael E. Montgomery
                                               Title: President

                                               LENDER:

                                               COMPASS BANK
24 Greenway Plaza, l4th Floor
Houston, Texas 77046
Telecopy: 713/968-8292                         By:  /s/ DOROTHY MARCHAND
                                                   -------------------------
                                               Name: Dorothy Marchand
                                               Title: Senior Vice President


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